UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2012

BUCKEYE TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14030	62-1518973
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

                      1001 Tillman Street, Memphis, Tennessee                                                                                                      38112
                      (Address of Principal Executive Offices)                                                                                                  (Zip Code)

Registrant's telephone number, including area code: (901) 320-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2012, the Board of Directors (the “Board”) of Buckeye Technologies Inc. (the “Company”) appointed Shannon A. Brown to the Board to serve the unexpired term of Kristopher J. Matula, who resigned from the Board on August 7, 2012.  Mr. Brown will serve as a Class III director, with a term expiring in 2013, at which time he is expected to be nominated for approval by the Company’s stockholders. Mr. Brown has not yet been appointed to any committees of the Board. Mr. Brown will receive compensation for his Board service consistent with the compensation received by the Company’s other non-employee directors.

Mr. Brown is an independent director as defined under the listing standards of the New York Stock Exchange. There are no arrangements or understandings between Mr. Brown and any other persons pursuant to which Mr. Brown was selected as a director. Since the beginning of the Company’s last fiscal year, Mr. Brown has had no direct or indirect material interest in any transaction to which the Company was a party.

On August 24, 2012, the Company issued the attached press release, which is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 24, 2012	BUCKEYE TECHNOLOGIES INC.

By:	/s/ Steven G. Dean
Steven G. Dean
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press release dated August 24, 2012 (furnished only)